UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2023

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-33582	38-2078923
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

	41280 Bridge Street, Novi, Michigan	48375
	(Address of Principal Executive Offices)	(Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area
Code)

Not Applicable
(Former Name or Former Address, if changed
Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHYF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 26, 2023, The Shyft Group, Inc. (“Shyft” or the “Company”) entered into a letter agreement (the “Letter Agreement”) with Todd Heavin, the Company’s chief operating officer, approving the terms of his retirement effective as of July 31, 2023 (the “Retirement Date”) to ensure a smooth transition of his duties and to recognize Mr. Heavin’s contributions to the Company. Mr. Heavin will remain with the Company as chief operating officer through July 31, 2023.

Pursuant to the Letter Agreement, upon his retirement from the Company, Mr. Heavin will:

•
Participate in the 2023 Annual Incentive Plan (the “AIC Plan”) on a pro-rata basis through the Retirement Date, with any payment to be made in accordance with actual performance and otherwise in accordance with the terms of the AIC Plan;

•	Continue to vest in his outstanding unvested time-based restricted stock units as if he had remained an employee of the Company;

•
Continue to vest on a pro-rata basis through the Retirement Date in his outstanding unvested performance-based restricted stock units, with the actual payout for the performance period determined based on the actual level of attainment of the applicable performance goals; such awards to be paid at the time that they would have been paid had he remained in continuous employment with the Company;

•	Continue to comply with the post-employment restrictive covenants set forth in the Company’s Executive Severance Agreement; and

•
Enter into a 12-month consulting agreement following the Retirement Date pursuant to which the Company may opt to retain him for additional support on an hourly basis and in connection with such agreement, he will enter into a release of all claims arising from or related to his employment or by provision of services to the Company.

The above summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is furnished as an exhibit to this report:

10.1 Letter Agreement dated April 26, 2023

104 Cover Page from this Current Report on From 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.
Dated: April 27, 2023	By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Chief Legal Officer; Chief Compliance Officer